                                                                     EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                     FIRST
                                                                  SIX MONTHS
                                                                  ----------
                                    1992  1993  1994  1995  1996  1996   1997
                                    ----  ----  ----  ----  ----  -----  -----
                                                 $ MILLIONS
Earnings before income taxes......  $ 76  $205  $294  $177  $214  $ 133  $ 130
Tax provision of 50% or more owned
 unconsolidated companies.........     3     3     6     5     6      2      3
Amortization of capitalized inter-
 est:
 Consolidated companies...........     3     3     3     2     3      1      2
 50% or more owned unconsolidated
  companies.......................     1     1     1     1     1      1    --
                                    ----  ----  ----  ----  ----  -----  -----
 Adjusted earnings before income
  taxes...........................    83   212   304   185   224    137    135
                                    ----  ----  ----  ----  ----  -----  -----
Interest expense:
 Consolidated companies...........    41    36    17    13    18      8     12
 50% or more owned unconsolidated
  companies.......................    17     4     3     2     7      3      4
 Capitalized interest costs.......     2     2     3     8     7      4      6
 Amortization of debt discount and
  issuance costs..................     1     1     1     1     1      1    --
 Appropriate portion of rentals
  under operating leases..........    15    17    17    18    18      9     10
                                    ----  ----  ----  ----  ----  -----  -----
 Total fixed charges..............    76    60    41    42    51     25     32
                                    ----  ----  ----  ----  ----  -----  -----
 Capitalized interest costs.......    (2)   (2)   (3)   (8)   (7)    (4)    (6)
                                    ----  ----  ----  ----  ----  -----  -----
Earnings available for fixed
 charges..........................  $157  $270  $342  $219  $268  $ 158  $ 161
                                    ====  ====  ====  ====  ====  =====  =====
Ratio.............................   2.1x  4.5x  8.3x  5.2x  5.3x   6.3x   5.0x
                                    ====  ====  ====  ====  ====  =====  =====

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                       PREFERRED AND PREFERENCE DIVIDENDS

                                                                    FIRST SIX
                                                                     MONTHS
                                                                    ----------
                                      1992  1993  1994  1995  1996  1996  1997
                                      ----  ----  ----  ----  ----  ----  ----
                                                  $ MILLIONS
Earnings before income taxes........  $ 76  $205  $294  $177  $214  $133  $130
Tax provision of 50% or more owned
 unconsolidated companies...........     3     3     6     5     6     2     3
Amortization of capitalized
 interests:
 Consolidated companies.............     3     3     3     2     3     1     2
 50% or more owned unconsolidated
  companies.........................     1     1     1     1     1     1   --
                                      ----  ----  ----  ----  ----  ----  ----
 Adjusted earnings before income
  taxes.............................    83   212   304   185   224   137   135
Interest expense:
 Consolidated companies.............    41    36    17    13    18     8    12
 50% or more owned unconsolidated
  companies.........................    17     4     3     2     7     3     4
 Capitalized interest costs.........     2     2     3     8     7     4     6
 Amortization of debt discount and
  issuance costs....................     1     1     1     1     1     1   --
 Appropriate portion of rentals
  under operating leases............    15    17    17    18    18     9    10
 Preferred and preference dividend
  requirements......................     8     8   --    --    --    --    --
 Factor.............................  1.12  1.11   --    --    --    --    --
                                      ----  ----  ----  ----  ----  ----  ----
                                         9     9   --    --    --    --    --
                                      ----  ----  ----  ----  ----  ----  ----
 Total fixed charges................    85    69    41    42    51    25    32
                                      ----  ----  ----  ----  ----  ----  ----
 Capitalized interest costs.........    (2)   (2)   (3)   (8)   (7)   (4)   (6)
                                      ----  ----  ----  ----  ----  ----  ----
Earnings available for fixed
 charges............................  $166  $279  $342  $219  $268  $158  $161
                                      ====  ====  ====  ====  ====  ====  ====
Ratio...............................  2.0x  4.0x  8.3x  5.2x  5.3x  6.3x  5.0x
                                      ====  ====  ====  ====  ====  ====  ====